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                                                                   EXHIBIT 10.50










                                BRIGHTPOINT, INC.
                                   401(k) PLAN
                               (2001 RESTATEMENT)


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                                BRIGHTPOINT, INC.
                                   401(k) PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I  GENERAL PROVISIONS..................................................1

ARTICLE II  DEFINITIONS........................................................1

ARTICLE III  ELIGIBILITY AND PARTICIPATION....................................12

ARTICLE IV  CONTRIBUTIONS.....................................................12

ARTICLE V  ACCOUNTING AND INVESTMENTS.........................................20

ARTICLE VI  VESTING AND FORFEITURES...........................................23

ARTICLE VII  BENEFITS.........................................................24

ARTICLE VIII  ADMINISTRATION..................................................30

ARTICLE IX  CLAIMS PROCEDURES.................................................33

ARTICLE X  LIMITATIONS ON RIGHTS OF EMPLOYEES AND OTHER PERSONS...............34

ARTICLE XI  PROVISIONS DESIGNED TO COMPLY WITH LIMITATIONS ON
            CONTRIBUTIONS AND OTHER ADDITIONS.................................35

ARTICLE XII  AMENDMENT AND TERMINATION OF PLAN................................37

ARTICLE XIII  PROVISIONS RELATING TO TOP-HEAVY PLAN...........................39

ARTICLE XIV  MISCELLANEOUS PROVISIONS.........................................40



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                                BRIGHTPOINT, INC.
                                   401(k) PLAN


                                    ARTICLE I
                               GENERAL PROVISIONS

          Section 1.01. Designation and Purpose. This Plan is a continuation and complete restatement of the Brightpoint, Inc. 401(k) Plan, originally effective January 1, 1996. The effective date of the Plan, as amended and restated, is January 1, 1999, except as otherwise provided in the Plan. For purposes of Code paragraph 401(a)(27)(B), the Plan is designated a profit sharing plan. The purposes of the Plan are to assist Employees in the accumulation of funds for retirement, to encourage Employees to save, and to enhance the interest of Employees in the efficient and successful operation of the Employer. The Plan is designed to meet the requirements of Code subsection 401(a), 401(k), and 501(a) and the requirements of ERISA.

          Section 1.02. Trust Agreement. Effective as of the date of its execution, the Employer entered into a Trust Agreement with the Trustee, providing for a trust to support and implement the operation of the Plan. The Trust Agreement, as amended from time to time, is part of this Plan.


                                   ARTICLE II
                                   DEFINITIONS

          Section 2.01. Terms Defined. As used in the Plan, the following words and phrases, when capitalized, have the following meanings, except when used in a context that plainly requires a different meaning:

          "Account" means the record of a Participant's interest in the Trust Assets.

          "Active Participant" means a Participant who is an Eligible Employee.

          "Aggregation Group" means a Required Aggregation Group or a Permissive Aggregation Group.

          "Alternate Payee" means an "alternate payee" within the meaning of Code paragraph 414(q)(8) who is entitled to receive benefits under the Plan.

          "Annual Addition" means, with respect to a Participant for a Plan Year, the sum of the following amounts credited to a Participant's accounts in the Plan and in any other defined contribution plan maintained by the Employer for the Plan Year: Employer contributions; Employee contributions (other than Rollover Contributions); forfeitures; amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code paragraph 415(l)(2), that is part of a pension or annuity plan maintained by the Employer; and amounts derived from contributions paid or accrued after March 31, 1984, that are attributable to post-retirement

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medical benefits, allocated to the separate account of a Key Employee, under a welfare benefit fund, as defined in Code subsection 419(e), maintained by the Employer.

          "Beneficiary" means the person or persons designated pursuant to
Section 7.04 to receive benefits under the Plan after a Participant's death.

          "Benefit Participant" means, with respect to a Plan Year, a Participant who (1) completes any anniversary year of service during which he has completed 1,000 Hours of Service, (2) completes 1,000 Hours of Service during the Plan Year, and (3) is an Active Participant on the last day of the Plan Year or Separates from Service during the Plan Year because of death or Disability or on or after attaining age 65.

          "Board of Directors" means the Company's Board of Directors.

          "Break in Service" means a Plan Year during which an Employee completes 500 or fewer Hours of Service.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

          "Company" means Brightpoint, Inc.

          "Company Stock" means common stock of the Company.

          "Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, as defined in Code subsection 3401(a), for purposes of income tax withholding at the source, but determined without regard to any rules under Code subsection 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code paragraph 3401(a)(2). For Plan Years beginning after December 31, 1997, "Compensation" also includes amounts that would have been paid to the Employee during the Plan Year in the absence of a salary redirection agreement but are excluded from gross income pursuant to Code sections 125 or 457 or Code Subsections 132(f) or 402(g).

          "Contribution Percentage" means, with respect to a specified group of Participants for a Plan Year, the average of the Contribution Ratios for the Participants in that group, calculated to the nearest one-hundredth of one percent.

          "Contribution Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the sum of (A) Matching Contributions and (B) Salary Redirection Contributions treated as matching contributions pursuant to paragraph 1.401(m)-1(b)(2) of the proposed federal income tax regulations paid to the Trust on behalf of the Participant for the Plan Year and (2) is the Participant's Plan Compensation for the Plan Year. In determining Contribution Ratios, the following rules will apply:


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               (1)  Matching Contributions that are used to meet the
          requirements of Code subparagraph 401(k)(3)(A) will be disregarded;

               (2) A Matching Contribution will be taken into account only if it is made on account of the Employee's Salary Redirection Contributions for the Plan Year, allocated to the Employee's Matching Contribution Account as of a date within the Plan Year, and paid to the Trust not later than 12 months after the Plan Year for which it is made.

               (3) All Matching Contributions made under the Plan and any other plan aggregated with it for purposes of Code paragraph 401(a)(4) and Code subsection 410(b) (other than Code clause 410(b)(2)(A)(ii)) are treated as made under the Plan. If the Plan and any other plan are permissively aggregated for purposes of Code subsection 401(m), the aggregated plans must separately satisfy Code paragraph 401(a)(4) and Code subsection 410(b) as though they were a single plan.

               (4) In determining the Contribution Ratio for a Highly Compensated Participant, all Retirement Plans to which matching contributions are made and in which the Highly Compensated Participant is eligible to participate (other than plans that may not be permissively aggregated with this Plan) will be considered, together with this Plan to be a single plan.

          "Deferral Percentage" means, with respect to a specified group of Participants, the average of the Deferral Ratios for the Participants in that group, calculated to the nearest one-hundredth of one percent.

          "Deferral Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the Salary Redirection Contributions paid to the Trust on behalf of the Participant and (2) is the Participant's Plan Compensation. In determining Deferral Ratios, the following rules will apply:

               (1) Salary Redirection Contributions that are used to meet the requirements of Code paragraph 401(m)(2);

               (2) A Salary Redirection Contribution will be taken into account only if it relates to Plan Compensation that either would have been received by the Participant in the Plan Year (but for the election to defer it) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2-1/2 months after the close of the Plan Year (but for the election to defer it); it is allocated to the Participant's Salary Redirection Account as of a date within the Plan Year and it is actually paid to the Trust not later than 12 months after the Plan Year for which it is made. For purposes of this Paragraph, a Salary Redirection Contribution is considered allocated as of a date.

               (3) All elective contributions under the Plan and any other plan aggregated with it for purposes of Code paragraph 401(a)(4) and Code subsection 410(b) (other than Code clause 410(b)(2)(A)(ii) are treated as made under the Plan. If the Plan and any


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          other plan are permissively aggregated for purposes of Code subsection
          401(k), the aggregated plans must separately satisfy Code paragraph 401(a)(4) and Code subsection 410(b) as though they were a single plan.

               (4) In determining the Deferral Ratio for a Highly Compensated Participant, all cash or deferred arrangements in Retirement Plans in which the Highly Compensated Participant is eligible to participate (other than arrangements that may not be permissively aggregated with the arrangement under this Plan) will be considered, together with the arrangement under this Plan, to be a single cash or deferred arrangement.

          "Determination Date" means, for purposes of determining whether a Plan is a Top-Heavy Plan for any Plan Year, the last day of the preceding Plan Year; for the first Plan Year, the last day of the Plan Year.

          "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months. The Employer's determination with respect to the permanence and degree of the physical or mental impairment will be supported by competent medical evidence and will be subject to review in accordance with the provisions of Article IX.

          "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse, who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

          "Effective Date" means January 1, 1996.

          "Elective Deferrals" has the meaning given to that term by Code paragraph 402(g)(3).

          "Eligible Employee" means all Employees of an Employer except:

               (1)  Employees who are members of a collective bargaining unit;
          and

               (2) Employees who are nonresident aliens, within the meaning of Code section 7701(b)(1)(B) and who receive no earned income, within the meaning of Code section 911(d)(2) from the Employer which constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3).

          "Eligible Retirement Plan" means an individual retirement account described in Code subsection 408(a), an individual retirement annuity described in Code subsection 408(b), an annuity plan described in Code subsection 403(a), or a qualified trust described in Code subsection 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the

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case of an Eligible Rollover Distribution to a surviving Spouse, an Eligible
Retirement Plan is an individual retirement account or individual retirement annuity.

          "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code paragraph 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Code section 401(k)(2)(B)(i)(IV).

          "Employee" means any person employed by the Employer. For purposes of crediting service for eligibility to participate and vesting and, except as otherwise provided, for purposes of the rules set out in Articles XI (with respect to contribution limitations) and XIII (with respect to Top-Heavy Plans), the term "Employee" includes a "leased employee"; provided, however, that an individual will not become a Participant unless he is an Employee without regard to this sentence. For the purpose of this Subsection, a "leased employee" is any person who performs services for another person, the "recipient," but who is not an employee of the recipient, if (1) the services are provided pursuant to an agreement between the recipient and any other person, (2) the person has performed the services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (3) effective January 1, 1997, the services are performed under the primary direction and control of the recipient. A leased employee will not be considered an employee of the recipient if:

               (1) the employee is covered by a money purchase pension plan providing:

                    (a) a non-integrated employer contribution rate of at least
               10% of compensation, as defined in Code paragraph Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee's gross income under Code Section 125, paragraph 402(a)(8), subsection 402(h) or subsection 403(b),

                    (b) immediate participation, and

                    (c) full and immediate vesting; and

               (2) leased employees do not constitute more than 20% of the recipient's non-highly compensated workforce.

          "Employer" means the Company and any Related Employer that adopts the Plan. For purposes of crediting service for eligibility to participate and vesting, the term "Employer" includes Allied Communications, Wireless Fulfillment Services LLC, and any Related

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Employer. Except as otherwise provided, for purposes of the rules set out in
Articles XI and XIII, the term "Employer" includes any Related Employer.

          "Entry Date" means each January 1, April 1, July 1 and October 1.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretive rules and regulations.

          "Fund" means a fund described in or established pursuant to Section 5.02.

          "Highly Compensated Participant" means, effective January 1, 1997, a Participant who is a highly compensated active Employee or highly compensated former Employee.

               (1) A highly compensated active Employee includes any Employee who performs service for the Employer during the Plan Year and who (A) is a 5% owner for that Plan Year or was a 5% owner for the preceding Plan Year; or (B) for the preceding Plan Year (i) received compensation in excess of $80,000 (as adjusted pursuant to Code subsection 415(d)); and was a member of the Top Paid Group for the Plan Year.

               (2) A highly compensated former Employee includes any Employee who terminated employment (or was deemed to have terminated employment) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a highly compensated active Employee for either the Plan Year during which he terminated employment or any Plan Year ending on or after the Employee's 55th birthday.

          "Hour of Service" means each hour for which an Employee is entitled to credit under this Subsection.

               (1) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer. Subject to the provisions of Paragraph (6), an Hour of Service described in this Paragraph will be credited to an Employee for the computation period in which the duties are performed.

               (2) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, by the Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that no Hours of Service will be credited under this Paragraph if payment is made or due solely to reimburse an Employee for medical or medically related expenses or solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws. Not more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not this period occurs in a single Plan Year) unless the Hours of Service are credited pursuant to Paragraph (4). Subject to the provisions of Paragraph (6), an Hour of Service


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          credited to an Employee pursuant to this Paragraph will be credited to the computation period or periods during which no duties are performed.

               (3) An Employee is entitled to credit for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hour of Service will not be credited under Paragraph (1) or Paragraph (2), as the case may be, and under this Paragraph. An Hour of Service described in this Paragraph will be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

               (4) For eligibility and vesting purposes only, "Hours of Service" will be credited to an Employee for military leave for training or service, or both, if that Employee is entitled to be credited for his period of military leave upon his reemployment with the Employer under applicable federal law. An Employee will be credited with 190 Hours of Service for each month of military leave.

               (5) Solely for purposes of determining whether a Break in Service has occurred in a computation period after 1984 for eligibility and vesting purposes, an Employee who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service that would otherwise have been credited to the individual but for the absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of the absence. For purposes of this Paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of the child by the individual, or (D) for purposes of caring for the child for a period beginning immediately following its birth or placement. The total number of hours treated as Hours of Service under this Paragraph by reason of any absence may not exceed 501. The Hours of Service credited under this Paragraph will be credited (A) to the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (B) in all other cases, to the following computation period. No Hours of Service will be credited pursuant to this Paragraph unless the individual furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish (A) that the absence from work is for reasons referred to in this Paragraph and (B) the number of days of the absence.

               (6) All regulations promulgated by the U.S. Secretary of Labor or his delegate applicable to the computation and crediting of Hours of Service under ERISA, including 29 C.F.R. ss. 2530.200b-2, are hereby incorporated as part of the Plan. The provisions of the Plan are intended to comply with the regulations and will be construed and applied to effect compliance.


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          "Key Employee" means the following:

               (1) Any Employee or former Employee (including a Beneficiary of the Employee or former Employee) who at any time during the Plan Year or any of the 4 preceding Plan Years is included in a classification described in Paragraph (2), determined in accordance with the rules of Code paragraph 416(i)(1).

               (2)  The following are Key Employee classifications:

                    (A) an officer of the Employer having an annual Top-Heavy
               Compensation greater than 50% of the amount in effect under Code subparagraph 415(b)(1)(A) for the Plan Year;

                    (B) one of the 10 Employees having an annual Top-Heavy
               Compensation from the Employer of more than the limitation in effect under Code subparagraph 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interests of the Employer;

                    (C) a person owning (or considered as owning within the
               meaning of Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer; or

                    (D) a person who has an annual Top-Heavy Compensation from the Employer of more than $150,000 and who would be described in Subparagraph (C) if 1% were substituted for 5%.

          "Matching Account" means a Participant's Account attributable to Matching Contributions.

          "Matching Contribution" means a contribution made on behalf of a Participant pursuant to Section 4.04.

          "Non-Highly Compensated Participant" means an Active Participant who is not a Highly Compensated Participant.

          "Non-Key Employee" means any Employee (including a Beneficiary of the Employee) who is not a Key Employee.

          "Participant" means an Employee or former Employee who has satisfied the participation requirements of Section 3.01 and has not ceased to be a Participant pursuant to Section 3.04.

          "Permissive Aggregation Group" is any group of Retirement Plans selected by the Employer that includes those Retirement Plans in the Required Aggregation Group, if the group meets the requirements of Code paragraph 401(a)(4) and Code section 410.


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          "Plan" means the Brightpoint, Inc. 401(k) Plan, as amended from time to time.

          "Plan Administrator" means the plan administrator designated in
Section 8.01.

          "Plan Compensation" means, effective January 1, 1997, with respect to an Employee for a Plan Year, Compensation paid by the Employer to the Employee during the Plan Year but, in no event will a Participant's Plan Compensation exceed $150,000, as adjusted to reflect increases in the limitation pursuant to Code paragraph 401(a)(17).

          "Plan Year" means the calendar year.

          "Profit Sharing Account" means a Participant's Account attributable to Profit Sharing Contributions.

          "Profit Sharing Contribution" means a contribution made pursuant to
Section 4.06.

          "QNEC" means a contribution made to the plan pursuant to Section 4.08.

          "Qualified Domestic Relations Order" means a qualified domestic relations order within the meaning of Code subsection 414(p).

          "Related Employer" means any employer that together with the Employer is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and (o). In determining whether an Employer is a member of a controlled group for purposes of Article XI, the rules of Code subsections 414(b) and (c) will be applied as modified by Code subsection 415(h).

          "Required Aggregation Group" is a group of Retirement Plans comprising:

               (1) each Retirement Plan of the Employer, including any terminated Retirement Plan, in which a Key Employee has been a Participant in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years;

               (2) each other Retirement Plan of the Employer that has enabled a Retirement Plan described in Paragraph (1) to meet the requirements of Code paragraph 401(a)(4) or Code section 410 during the period described in Paragraph (1).

          "Retirement Plan" means a retirement program of the Employer intended to qualify under Code subsection 401(a).

          "Rollover Account" means a Participant's Account attributable to Rollover Contributions.

          "Rollover Contribution" means a contribution made by an Eligible Employee pursuant to Section 4.07.


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

          "Salary Redirection Account" means a Participant's Account attributable to Salary Redirection Contributions.

          "Salary Redirection Contribution" means a contribution made on behalf of an Active Participant pursuant to Section 4.02.

          "Secretary" means the U.S. Secretary of Treasury or his delegate.

          "Separates from Service" or "Separation from Service" means any termination of the employment relationship between an Employee and the Employer; provided, however, that it does not mean:

               (1) temporary absence of the Employee due to vacation, sickness, strike, seasonal layoff, or similar cause,

               (2) a leave of absence for any reason approved by the Employer on a nondiscriminatory basis, or

               (3) military leave to the extent that the Employee is credited with Hours of Service for the leave.

For purposes of this Subsection, the term "Employer" includes all Related Employers, and an Employee or former Employee will not be treated as having incurred a Separation from Service until the employment relationship between the Employee and all Related Employers is terminated.

          "Spouse" means a person legally married to a Participant. Except as otherwise required by ERISA or the Code, neither common law marriage nor any similar relationship will be recognized as marriage for purposes of the Plan. A former Spouse will also be considered a Spouse to the extent provided under a Qualified Domestic Relations Order.

          "Top-Heavy Compensation" means, with respect to an Employee for a Plan Year, the Employee's Plan Compensation for the Plan Year, plus the Employee's elective contributions to a cafeteria plan (within the meaning of Code section
125), any simplified employee pension plan (within the meaning of Code subsection 408(k)), any cash or deferred arrangement (within the meaning of Code subsection 401(k)), or any tax-sheltered annuity (within the meaning of Code subsection 403(b)).

          "Top-Heavy Group" means an Aggregation Group described in Subsection 13.02(b).

          "Top-Heavy Plan" means a Retirement Plan described in Subsection 13.02(a).

          "Top Paid Group" means the group consisting of the top twenty percent of Employees when ranked on the basis of Compensation paid during the Plan Year.

          "Trust" means the trust established by the Employer under the Plan.


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

          "Trust Agreement" means the agreement between the Employer and the Trustee establishing the Trust to implement and support the operation of the Plan.

          "Trust Assets" means the assets of the Trust regardless of the Fund in which those assets are invested.

          "Trustee" means the original trustee of the Trust and any person becoming successor trustee of the Trust.

          "Valuation Date" means each business day during the Plan Year.

          "Year of Vesting Service" means, for any Employee, a Plan Year during which the Employee has completed not fewer than 1,000 Hours of Service; provided, however, that the following will not be considered Years of Vesting
Service:

               (1) For purposes of determining the vested percentage of a Participant's Accounts that accrued before five or more consecutive Breaks in Service, Years of Vesting Service occurring after the Breaks in Service;

               (2) For purposes of determining the vested percentage of a Participant's Accounts, Years of Vesting Service before 5 or more consecutive Breaks in Service, if the number of consecutive Breaks in Service equals or exceeds the Years of Vesting Service credited to the Employee before the Breaks in Service occurred, and the Participant was not vested in any portion of his Accounts at the time the Breaks in Service occurred.

          Section 2.02. Rules of Construction. The following rules of construction will govern in interpreting the Plan:

          (a) In resolving any conflict between provisions of this Plan and in resolving any other uncertainty as to the meaning or intention of any provision of this Plan, the interpretation that will prevail is the interpretation that
(1) causes the Plan to constitute a qualified plan under the provisions of Code section 401, with the contributions of the Employer to the Trust as items deductible by the Employer from net income for federal income tax purposes, (2) causes the Plan to contain a qualified cash or deferred arrangement described in Code subsection 401(k), and (3) causes the Plan to comply with all applicable requirements of ERISA.

          (b) Other than as specified in Subsection (a), the provisions of this Plan will be construed and governed in all respects under and by the internal laws of the State of Indiana.

          (c) Words used in the masculine gender will be construed to include the feminine gender, where appropriate, and vice versa.

          (d) Words used in the singular will be construed to include the plural, where appropriate, and vice versa.

          (e) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

          (f) If any provision of this Plan will be held to violate the Code or ERISA or be illegal or invalid for any other reason, that provision will be deemed to be null and void, but the invalidation of that provision will not otherwise impair or affect the Plan.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

          Section 3.01. Date of Participation. An Eligible Employee will begin participation in the Plan as follows:

          (a) An Eligible Employee will become a Participant as of the first Entry Date on or after he has both reached age 18 and completed 120 days of service.

          (b) A former Eligible Employee who has previously reached age 18 and completed 120 days of service, but who is not a Participant, will become a Participant on the date he first completes an Hour of Service after his reemployment as an Eligible Employee.

          Section 3.02. Notification of Eligibility. Within a reasonable time before each Entry Date, the Plan Administrator will give notice to Employees expected to become Participants on that Entry Date informing them of their status.

          Section 3.03. Completion of Forms by Participants and Beneficiaries. Each Participant and Beneficiary will complete any forms and furnish any proofs or information required by the Plan Administrator.

          Section 3.04. Cessation of Participation. A Participant will cease to be a Participant on the date as of which (1) he is no longer an Eligible Employee and (2) all of his vested Accounts have been distributed.


                                   ARTICLE IV
                                  CONTRIBUTIONS


          Section 4.01. Trust Fund. All contributions under the Plan will be paid or transferred to the Trustee to be held, managed, invested, and distributed in accordance with the provisions of the Plan and Trust Agreement. All benefits under the Plan will be distributed solely from the Trust Assets, and the Employer will have no liability for those benefits.

          Section 4.02. Salary Redirection Contributions. An Active Participant may elect to have Salary Redirection Contributions made to the Plan as follows:

          (a) The Active Participant may elect to have Salary Redirection Contributions made on his behalf by entering into a written salary redirection agreement with the Employer that authorizes payroll deductions equal to a selected whole percentage from 1% to 15% of his Plan Compensation, but not more than the elective deferral limitation set forth in Code paragraph 402(g)(1) (as adjusted from time to time pursuant to Code paragraph 402(g)(5)) for a Plan Year; provided, however, that any election will be subject to reduction by the Plan Administrator in accordance with Section 4.03.

          (b) To begin, or change the rate of, Salary Redirection Contributions as of a particular Entry Date, an Active Participant must deliver a completed salary redirection agreement to the Plan Administrator at least 15 days before that Entry Date. The Plan Administrator may, however, accept late elections if it failed to give the Active Participant adequate notice of his eligibility to make Salary Redirection Contributions or under other extenuating circumstances deemed appropriate by the Plan Administrator. An Active Participant may discontinue his Salary Redirection Contributions any time by giving written notice to the Plan Administrator. No election to make, discontinue, or change the rate of Salary Redirection Contributions will be given retroactive effect.

          (c) A former Eligible Employee who is or becomes an Active Participant upon reemployment may elect to have Salary Redirection Contributions made on his behalf by signing and delivering to the Plan Administrator a salary redirection agreement within 10 days of his reemployment date, in which case the election will be given effect as of the next payroll period.

          (d) Salary Redirection Contributions will be paid in cash to the Trustee by the Employer within a reasonable period after they are withheld from an Active Participant's pay and in no event later than the 15th business day of the month following the month in which they were withheld.

          (e) Salary Redirection Contributions made on behalf of an Active Participant with respect to a Plan Year will be allocated to the Participant's Salary Redirection Account as of the earlier of the date on which they are contributed to the Trust or the last day of the Plan Year.

          (f) The Plan Administrator may establish additional nondiscriminatory rules and procedures governing the manner and timing of an Active Participant's elections to make, change, or discontinue Salary Redirection Contributions, provided that the rules and procedures are consistent with the Plan.

          (g) Effective January 1, 1996, and notwithstanding any other provisions of this Plan, a Participant who is credited with Hours of Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Salary Redirection Contributions that would have been made on the Participant's behalf pursuant to this Section had he remained an Active Participant throughout that period of military service ("make-up contributions"). The amount of make-up contributions will be determined based on Plan Compensation in effect immediately prior to the period of military service and the terms of the Plan in effect at that time. Any make-up contributions will be limited as provided in Section 4.03 with respect to the Plan Year to which the contributions relate rather than the Plan

Year in which the make-up contributions are made. Any make-up contributions pursuant to this Subsection will be made during the period, beginning on the date of reemployment, the duration of which is the lesser of 3 times the period of absence or 5 years. Investment earnings and losses on make-up contributions will be credited under Article V commencing with the date the make-up contribution is made. Make-up contributions will be treated as Annual Additions with respect to the Plan Year to which the contributions relate rather than the Plan Year in which they are paid to the Trust.

         Section 4.03. Limitation on Salary Redirection Contributions. Effective January 1, 1997, the amount of Salary Redirection Contributions made on behalf of Participants will be subject to the following limitations:

         (a) Salary Redirection Contributions made on behalf of Highly Compensated Participants for a Plan Year will not result in a Deferral Percentage for Highly Compensated Participants that exceeds the greater of:

                  (1) 1.25 times the Deferral Percentage for Non-Highly Compensated Participants for the preceding Plan Year; or

                  (2) the lesser of (A) two times the Deferral Percentage for Non-Highly Compensated Participants for the preceding Plan Year or (B) two percentage points more than the Deferral Percentage for Non-Highly Compensated Participants for the preceding Plan Year.

In determining the Deferral Percentage for a group for a Plan Year, all "eligible employees" will be taken into account. For this purpose, an "eligible employee" for a Plan Year is any Employee who is directly or indirectly eligible to make a Salary Redirection Contribution for all or a portion of the Plan Year and includes an Employee who would be eligible to make a Salary Redirection Contribution but does not because he failed to make an election pursuant to
Section 4.02, his contributions were suspended on account of his inability to make a withdrawal pursuant to Section 7.05, or the Salary Redirection Contribution would cause the limitation of Article XI to be exceeded.

         (b) At such other times as it deems advisable, the Plan Administrator will evaluate the Plan's operation to assure that Salary Redirection Contributions elected by Highly Compensated Participants do not cause the limitations of Subsection (a) to be exceeded. To the extent that Highly Compensated Participants' elected Salary Redirection Contributions cause the limitations of Subsection (b) to be exceeded, the excess Salary Redirection Contributions will be determined, allocated, and distributed as follows:

                  (1) The Deferral Ratio of the Highly Compensated Participant with the highest Deferral Ratio will be reduced to the higher of (A) the Deferral Ratio necessary to enable the Plan to satisfy the limitations of Subsection (a) or (B) the Deferral Ratio of the Highly Compensated Participant with the next highest Deferral Ratio. The foregoing process will be repeated until the limitations of Subsection
         (a) are satisfied.

                  (2) The total dollar amount of excess Salary Redirection Contributions determined under Paragraph (1) will be allocated among Highly Compensated Participants by reducing the Salary Redirection Contributions of the Highly Compensated Participant with the highest dollar amount of Salary Redirection Contributions until (A) the total amount of the excess Salary Redirection Contributions have been allocated or (B) his remaining Salary Redirection Contributions are equal in dollar amount to the Salary Redirection Contributions of the Highly Compensated Participant with the next highest dollar amount. That process will be repeated until all excess Salary Redirection Contributions are allocated. The excess Salary Redirection Contributions allocated to a Highly Compensated Participant, together with all income allocable thereto, will be distributed to him within one year after the end of the Plan Year for which the contributions were made.

         (c) If Elective Deferrals with respect to a Participant for a calendar year exceed the limitation of Code paragraph 402(g)(1) (as adjusted from time to time pursuant to Code paragraph 402(g)(5)), the Participant will notify the Plan Administrator not later than March 1 of the following year of the portion of the excess Elective Deferrals allocable to the Plan. If the Plan Administrator receives notice from a Participant pursuant to the preceding sentence, the Plan Administrator will cause the Trustee to distribute to the Participant not later than the following April 15 the portion of the excess Elective Deferrals allocable to the Plan and any income attributable to that portion.

         Section 4.04. Matching Contributions. The Employer will make Matching Contributions to the Plan as provided in this Section.

         (a) Except as otherwise provided in this Section, for each Plan Year, the Employer will contribute to the Plan on behalf of each Benefit Participant a Matching Contribution equal to 25% of the Benefit Participant's Salary Redirection Contributions not in excess of 6% of the Benefit Participant's Plan Compensation.

         (b) Effective for Plan Years beginning January 1, 2000, the Employer will contribute to the Plan on behalf of each Benefit Participant a Matching Contribution equal to a designated percentage of the Benefit Participant's Salary Redirection Contribution for the Plan Year not in excess of a designated percentage of the Participant's Plan Compensation for the Plan Year. The percentages referred to in the preceding sentence will be uniform with respect to all Participants entitled to a Matching Contribution, will be determined by the Board of Directors prior to the beginning of the Plan Year, and will be announced to Active Participants within a reasonable period prior to the beginning of the Plan Year. The Employer may also contribute to the Plan on behalf of each Benefit Participant an additional Matching Contribution equal to a designated percentage of the Participant's Salary Redirection Contribution for the Plan Year not in excess of a designated percentage of the Participant's Compensation for the Plan Year. The percentages referred to in the preceding sentence will be uniform with respect to all Participants entitled to a Matching Contribution and will be determined by the Board of Directors prior to the end of the Plan Year.

         (c) Notwithstanding the foregoing, the Employer will not make a Matching Contribution on behalf of a Highly Compensated Participant for a Plan Year to the extent that it would cause the limitations of Subsection 4.05(a) or
(b) to be exceeded for the Plan Year. Matching Contributions will be allocated to the Matching Account of the Benefit Participant on whose behalf they were made. Matching Contributions for a Plan Year will be paid to the Trustee not later than the tax return due date for the Employer's tax year beginning with or during the Plan Year and will be allocated as of the last day of the Plan Year.

         (d) Matching Contributions may be made in cash or Company Stock, including treasury shares or newly issued shares, as determined by the Board of Directors in its sole discretion.

         Section 4.05. Limitation on Matching Contributions. Effective January 1, 1997, the amount of Matching Contributions that may be allocated to the Accounts of Highly Compensated Participants will be subject to the following limitations:

         (a) Matching Contributions allocated to the Accounts of Highly Compensated Participants for a Plan Year will not result in a Contribution Percentage for Highly Compensated Participants that exceeds both:

                  (1) 1.25 times the Contribution Percentage for Non-Highly Compensated Participants for the preceding Plan Year; and

                  (2) the lesser of (A) two times the Contribution Percentage for Non-Highly Compensated Participants for the preceding Plan Year, or
         (B) two percentage points more than the Contribution Percentage for Non-Highly Compensated Participants for the preceding Plan Year.

         (b) Matching Contributions allocated to the Accounts of Highly Compensated Participants for a Plan Year will not cause the sum of the Deferral Percentage and the Contribution Percentage for Highly Compensated Participants to exceed the greater of (1) or (2) where:

                  (1) is the sum of (A) plus (B), where (A) is 1.25 times the greater of the Deferral Percentage for Non-Highly Compensated Participants for the preceding Plan Year or the Contribution Percentage for Non-Highly Compensated Participants for the preceding Plan Year; and (B) is the lesser of (i) two percentage points plus the lesser of the Deferral Percentage of the Non-Highly Compensated Participants or the Contribution Percentage of the Non-Highly Compensated Participants, and

                  (2) is the sum of (A) plus (B), where (A) is 1.25 times the lesser of the Deferral Percentage for Non-Highly Compensated Participants or the Contribution Percentage for Non-Highly Compensated Participants and (B) is the lesser is (i) two percentage points plus the greater of the Deferral Percentage of the

         Non-Highly Compensated Participants or the Contribution Percentage of the Non-Highly Compensated Participants or (ii) two times the greater of the Deferral Percentage of the Non-Highly Compensated Participants or the Contribution Percentage of the Non-Highly Compensated Participants.

The provisions of this Subsection (b) will apply only if the Deferral Percentage for Highly Compensated Participants for the Plan Year exceeds 1.25 times the Deferral Percentage for Non-Highly Compensated Participants for the preceding Plan Year and the Contribution Percentage for Highly Compensated Participants for the Plan Year exceeds 1.25 times the Contribution Percentage for Non-Highly Compensated Participants for the preceding Plan Year.

         (c) To the extent that, due to an error, the limitations of Subsection
(a) are exceeded for a Plan Year, the excess Matching Contributions will be determined, allocated and distributed as follows:

                  (1) The Contribution Ratio of the Highly Compensated Participant with the highest Contribution Ratio will be reduced to the higher of (A) the Contribution Ratio necessary to enable the Plan to satisfy the limitations of subsection (a) or (B) the Contribution Ratio of the Highly Compensated Participant with the next highest Contribution Ratio. The foregoing process will be repeated until the limitations of subsection (a) are satisfied. The portion of any Matching Contribution attributable to a reduction in a Participant's Contribution Ratio pursuant to this Paragraph will be regarded as an Excess Matching Contribution.

                  (2) The total dollar amount of excess Matching Contributions will be allocated among Highly Compensated Participants by reducing the Matching Contributions of the Highly Compensated Participant with the highest dollar amount of Matching Contributions until (A) the total amount of excess Matching Contributions have been allocated or (B) his remaining Matching Contributions are equal in dollar amount to the Matching Contributions of the Highly Compensated Participant with the next highest dollar amount. This process should be repeated until all excess Matching Contributions are allocated.

                  (3) The Trustee will distribute any vested excess Matching Contribution, together with all income allocable thereto, to the Highly Compensated Participant to whom they were allocated pursuant to Paragraph (2) within one year after the end of the Plan Year for which they were made. Any non-vested excess Matching Contribution allocated to a Highly Compensated Participant for a Plan Year pursuant to paragraph (2), together with all income allocable thereto, will be forfeited as of the last day of the Plan Year and treated as provided in Section 6.04.

         (d) To the extent that, due to an error, after the application of Subsection (c), the limitations of Subsection (b) are exceeded for a Plan Year, excess Matching Contributions will be determined, allocated, and distributed as follows:

                  (1) The Contribution Ratio of the Highly Compensated Participant with the highest Contribution Ratio will be reduced to the higher of (A) the Contribution Ratio necessary to enable the Plan to satisfy the limitations of Subsection (b) and (B) the

         Contribution Ratio of the Highly Compensated Participant with the next highest Contribution Ratio. The foregoing process will be repeated until the limitations of Subsection (b) are satisfied. The portion of any Matching Contribution attributable to a reduction in a Participant's Contribution Ratio pursuant to this Paragraph (1) will be regarded as an excess Matching Contribution.

                  (2) To the extent necessary to ensure compliance with Subsection (b), the total dollar amount of excess Matching Contributions will be allocated to some or all Highly Compensated Participants by reducing the Matching Contributions of the Highly Compensated Participant with the highest dollar amount of Matching Contributions by the lesser of (A) the amount required to cause that Participant's Matching Contributions to equal the Matching Contributions of the Highly Compensated Participant with the next highest dollar amount or (B) an amount equal to the total amount of excess Matching Contributions. This process will be repeated until all excess Matching Contributions are allocated.

                  (3) The vested excess Matching Contributions allocated to a Highly Compensated Participant pursuant to Paragraph (2), together with all income allocable to them, will be distributed to the Participant within one year after the end of the Plan Year for which they were made. Any non-vested excess Matching Contributions allocated to a Highly Compensated Participant pursuant to Paragraph (2), together with all income allocable to them, will be forfeited as of the last day of the Plan Year for which the contributions were made and treated as provided in Section 6.04.

         (e) In determining the Contribution Percentage for any group of Participants, the Contribution Ratios of all "eligible employees" will be taken into account. For this purpose, an "eligible employee" is any Employee who is directly or indirectly eligible to receive a Matching Contribution and includes an Employee who would be eligible to receive a Matching Contribution but for his failure to make an election pursuant to Section 4.02.

         Section 4.06. Profit Sharing Contributions. The Employer will contribute to the Trust for each Plan Year that amount, if any, determined by the Board of Directors, provided that the amount of the Profit Sharing Contribution, when added to all Salary Redirection Contributions and Matching Contributions for the Plan Year, will not exceed the amount allowable as a deduction from the Employer's income for federal income tax purposes. Profit Sharing Contributions for a Plan Year will be paid to the Trustee not later than the tax return due date for the Employer's tax year ending with or during the Plan Year and will be allocated as of the last day of the Plan Year among the Profit Sharing Accounts of Benefit Participants in proportion to their Plan Compensation. Notwithstanding the foregoing provisions of this Section, the Employer will not make a Profit Sharing Contribution on behalf of a Participant to the extent that it would cause the limitations of Section 11.02 to be exceeded with respect to that Participant for the Plan Year.

         Section 4.07. Rollover Contributions. At any time during a Plan Year, an Eligible Employee (regardless of whether he has satisfied the requirements for participation) may make a cash Rollover Contribution to the Trust, provided that the Eligible Employee establishes to the satisfaction of the Plan Administrator that the contribution satisfies all applicable requirements of Code sections 402 and 408 and any other criteria that the Plan Administrator may establish from time to time to ensure that the contribution will not adversely affect the Plan's qualified status. Amounts will be allocated to the Rollover Account of the Eligible Employee who made the contribution as of the date it is received by the Trustee.

         Section 4.08. Qualified Nonelective Contributions. In lieu of distributing excess contributions as provided in Subsection 4.03(b), the Company, in its sole discretion, may make a QNEC to the Plan. The QNEC will first be allocated to the Account of the Participant with the lowest amount of Compensation for the Plan Year being tested until the Annual Addition to that Participant's Account for the Plan Year reaches the Code subsection 415(c) limit. Any remaining QNEC will then be allocated to the Account of the Participant with the next lowest amount of Compensation in the Plan Year being tested until the Annual Additions to that Participant's Account for the Plan Year reach the Code subsection 415(c) limit. This process will be repeated until the QNEC has been entirely allocated. For purposes of this Section 4.08, a "qualified nonelective contribution" means an Employer contribution that (1) Participants may not elect to receive in cash in lieu of a contribution to the Plan on their behalf, and (2) satisfies the distribution and nonforfeitability requirements of Code subparagraphs 401(k)(2)(B) and (C) and 26 C.F.R. ss.1.401(k)-1(b)(5).

         Section 4.09. Minimum Contribution Requirement. If the Plan is a Top-Heavy Plan for a Plan Year, the minimum benefit requirements of Code subsection 416(c) will be satisfied by the Employer as follows:

         (a) the Employer will contribute on behalf of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year (regardless of the Participant's Hours of Service during the Plan Year) a contribution that, together with any contribution otherwise made on behalf of the Employee to the Plan or another defined contribution plan of the Employer, is not less than the lesser of (1) 3% of the Employee's Plan Compensation for the Plan Year or (2) the percentage at which contributions are made (or required to be made) under the Plan and under any other defined contribution plan for the Plan Year for the Key Employee for whom the percentage is the highest for the Plan Year. That percentage will be determined for each Key Employee by dividing the contributions for that Employee by his Plan Compensation for the Plan Year.

         (b) A Non-Key Employee who is a Participant at the end of the Plan Year and who has at least 1,000 Hours of Service for the Plan Year under a top-heavy defined benefit plan of the Employer will receive, instead of the minimum contribution provided in Subsection (a), an accrued benefit under the defined benefit plan that is at least as large as the defined benefit provided for in the following sentence. The minimum accrued benefit required by the preceding sentence, together with the balance of the Employee's Accounts attributable to Employer contributions under this Plan and the balance, if any, of the Employee's accounts attributable to Employer contributions under any defined contribution plan of the Employer, must equal at all times at least the product of the Employee's average Plan Compensation for the 5 consecutive years when the Employee had the highest aggregate Plan Compensation from the Employer and the lesser of 2% per Year of Vesting Service (excluding years when neither plan was top-heavy for any Plan Year ending during or concurring with that Year of Vesting Service and Years of Vesting Service completed in a Plan Year beginning before January 1, 1984) or 20%.

         Section 4.10. Nondiversion and Exclusive Benefit. Except as expressly provided in this Section, the Trust Assets will not revert to the Employer and will be devoted exclusively to the payment of benefits to Participants, Beneficiaries, and other persons and for the payment of reasonable administration expenses as provided in the Plan and the Trust Agreement. The Trustee will, however, return to the Employer a contribution to the Plan under the following circumstances:

         (a) If the Plan receives an adverse determination letter from the Internal Revenue Service regarding initial qualification of the Plan under Code subsection 401(a), and an Employer requests in writing that its prior contributions be returned, the Trustee will comply with the Employer's request; provided, however, that no contribution will be returned to an Employer pursuant to this Subsection more than one year after receipt of the determination and, provided further, that the Employer filed a complete application for determination within the time prescribed by law for filing its return for the taxable year in which the Plan was adopted or any later date prescribed by the Secretary.

         (b) If any contribution is made to the Plan by mistake of fact and the Employer requests in writing that the contribution be returned, the Trustee will comply with the Employer's request; provided, however, that no contribution may be returned to the Employer pursuant to this Subsection more than one year after the date on which the contribution is made.

         (c) To the extent that the deduction for a contribution made by the Employer is disallowed, the contribution will be returned to the Employer (to the extent disallowed) within one year after the disallowance of the deduction, if the Employer so requests in writing. If a Salary Redirection Contribution is returned to the Employer pursuant to this Section, the Employer will return the contribution to the Participant on whose behalf the contribution was made.


                                    ARTICLE V
                           ACCOUNTING AND INVESTMENTS

         Section 5.01. Participants' Accounts. The Plan Administrator will create and maintain adequate records to disclose the interest in the Trust of each Participant, Beneficiary, and Alternate Payee. Records will be in the form of individual bookkeeping accounts, and credits and charges will be made to those accounts pursuant to Article IV and the following provisions of this
Article V. Each Participant will have a separate Salary Redirection Account, Matching Account and Profit Sharing Account. Each Eligible Employee who makes a Rollover Contribution will also have a separate Rollover Account. Each Beneficiary and, to the extent required by a Qualified Domestic Relations Order, each Alternate Payee, will have the same separate accounts maintained for the Participant from whom their Plan benefits derived. The maintenance of individual Accounts is for accounting purposes only, and a segregation of Trust Assets to each Account will not be required. The Plan Administrator will also maintain records to indicate the amount of each individual Accounts in each Fund.

         Section 5.02. Separate Investment Funds. The Trust Assets will be kept in the common Funds that the Company may designate from time to time by written addendum to this Plan. The respective assets of each Fund will be accounted for separately from those of each other Fund and will be invested in the manner prescribed in the addendum. The Trustee's discretion in investing the assets of the Funds will be subject only to the provisions of this Article, the Trust Agreement, and ERISA. The Trustee may invest the assets of any Fund and commingle funds to the extent that the investment is consistent with the purposes of the Fund.

         Section 5.03. Valuation Dates. In addition to regular Valuation Dates, the Plan Administrator will have the discretion to declare special Valuation Dates by giving the Trustee not fewer than 15 days' written notice. As of each Valuation Date, the Trustee will determine the fair market value of the Trust Assets and of each separate Fund. Based on the Trustee's valuation, the Plan Administrator will determine the value of each Participant's Accounts.

         Section 5.04. Valuation Standards. If the value of the Trust Assets is not readily ascertainable from the transactions of a securities exchange, the Trust Assets will be valued in accordance with the Trustee's best judgment. In determining the value of the Trust Assets, the Trustee will exercise its best judgment, using generally accepted trust and accounting principles, and all such determinations of value will be binding upon all persons claiming benefits under the provisions of the Plan.

         Section 5.05. General Method of Determining Values of Participants' Accounts. The value of each Account of a Participant will be the value of the Account as of the preceding Valuation Date, increased by the dollar amount of any contributions and forfeitures allocated to the Account after the preceding Valuation Date and decreased by the amount of any payments made from the Account after the preceding Valuation Date. On each Valuation Date, each Account will be adjusted by the dollar amount of any earnings or losses, loan interest accruals, contributions, and forfeitures allocated to that Account as of that Valuation Date.

         Section 5.06. Allocation of Earnings to Accounts. On each Valuation Date, earnings will be allocated as follows:

         (a) The earnings of a Fund, whether positive or negative, will be allocated among all Accounts in proportion to the relative value of those Accounts invested in the Fund as of the end of the preceding Valuation Date (as adjusted pursuant to Subsection (b)). Accounts terminated since the end of the preceding Valuation Date will be disregarded for purposes of this Subsection.

         (b) For purposes of determining the allocation of investment earnings pursuant to Subsection (a), the value of a Participant's Accounts as of the preceding Valuation Date will be adjusted as follows:

                  (1) The value of a Participant's Salary Redirection Account invested in a Fund as of the preceding Valuation Date will be increased by one-half of the Salary

         Redirection Contributions made on behalf of that Participant and invested in that Fund since the preceding Valuation Date.

                  (2) The value of a Participant's Accounts invested in a Fund as of the preceding Valuation Date will be decreased by any amounts distributed or loaned from the Participant's Accounts invested in that Fund since the preceding Valuation Date (excluding any amounts distributed as of the date on which the investment earnings are allocated).

                  (3) The value of a Participant's Accounts invested in a Fund as of the preceding Valuation Date will be increased by the amount of any Rollover Contributions allocated to the Participant's Accounts invested in that Fund since the preceding Valuation Date multiplied by a fraction, the numerator of which is the number of days occurring after the contribution is made and before the day after the current Valuation Date and the denominator of which is the number of days from the preceding Valuation Date to the current Valuation Date.

         (c) The investment earnings of each Fund between Valuation Dates will be equal to the difference between the fair market value of the Fund as of the preceding Valuation Date and the current Valuation Date; plus (1) the amount of benefits paid from the Fund and (2) amounts transferred from the Fund to another Fund since the preceding Valuation Date; and less (1) any contributions made to the Fund and (2) any amounts transferred to the Fund from another Fund since the preceding Valuation Date.

         Section 5.07. Crediting of Contributions and Forfeitures to Particular Funds.

         (a) The Trustee will invest a Participant's Matching Account and Profit Sharing Account entirely in the Company Stock Fund.

         (b) A Participant's Salary Redirection Account and Rollover Account will be invested in a particular Fund or Funds according to his written designation. Subject to any rules the Plan Administrator may reasonably establish, a Participant may invest in more than one Fund. If the Participant does not designate a particular Fund, contributions and forfeitures allocated to his Accounts will be invested in a Fund designated by addendum to the Plan as the Fund to receive such allocations.

         Section 5.08. Transfers Among Funds. To the extent permitted by the Plan Administrator, a Participant may cause a transfer of all or a part of his Salary Redirection Account and Rollover Account invested in one Fund to be transferred to another Fund. A Participant who desires such a transfer will execute a written form provided by the Plan Administrator and will file it with the Plan Administrator within the time limits specified by the Plan Administrator. Every transfer election will be irrevocable and will specify the Fund from which the transfer is to be made and the Fund into which the transfer is to be made.

         Section 5.09. Investment Discretion of Beneficiaries. If a Participant dies, his Beneficiary will be entitled to exercise investment discretion with respect to his Salary Redirection Account and Rollover Account pursuant to the foregoing provisions.


                                   ARTICLE VI
                             VESTING AND FORFEITURES

         Section 6.01. Nonforfeitability. For all purposes of the Plan, a "vested" interest is an interest that is nonforfeitable in the sense that it constitutes a claim that is legally enforceable against the Plan.

         Section 6.02. Vesting of Salary Redirection Account and Rollover Account. A Participant's interest in his Salary Redirection Account and his Rollover Account will be 100% vested at all times.

         Section 6.03. Vesting of Matching Account and Profit Sharing Account. A Participant's interest in his Matching Account and his Profit Sharing Account will be forfeitable, except as that interest becomes vested under the following provisions:

         (a) A Participant's interest in his Matching Account and his Profit Sharing Account will be 100% vested upon the occurrence of any of the following events:

                  (1)      his attainment of the normal retirement age of 65;

                  (2)      his death or Disability while an Employee;

                  (3) a complete discontinuance of contributions under the Plan;

                  (4) partial termination of the Plan (within the meaning of the Code) with respect to the Participant; or

                  (5)      termination of the Plan.

         (b) Except as otherwise provided in this Section, a Participant's interest in his Matching Account and his Profit Sharing Account will become vested in accordance with the following schedule:

                    Number of Years                        Vested
                  of Vesting Service                     Percentage

                 Fewer than 2                                  0%
                            2                                 20%
                            3                                 40%
                            4                                 60%
                            5                                 80%
                            6 or more                        100%

         Section 6.04.  Forfeitures.

         (a) Except as provided in Subsection (b), no amount credited to a Participant will be forfeited upon Separation from Service until he incurs five consecutive Breaks in Service or dies while not an Employee. When a Participant incurs five consecutive Breaks in Service or dies while not an Employee, the nonvested portion of his Matching Account and the nonvested portion of his Profit Sharing Account will be forfeited.

         (b) Notwithstanding Subsection (a), if a Participant's entire vested Accounts are distributed (or deemed distributed pursuant to Section 7.01) before the end of the Plan Year following the Plan Year in which the Participant Separates from Service, the nonvested portion of the Participant's Accounts will be forfeited immediately upon the distribution. If a former Participant is reemployed by the Employer, the amount forfeited pursuant to the preceding sentence will be restored if the Participant repays to the Trust the full amount distributed to him before the date on which he incurs 5 consecutive Breaks in Service after the date of the distribution. Amounts restored will come from Trust income and, to the extent necessary, forfeitures. If Trust income and forfeitures are insufficient to restore the forfeited amounts, the Employer will make an additional contribution sufficient to restore the forfeited amount. The additional Employer contribution will not constitute an Annual Addition.

         (c) The total dollar amount of all interests forfeited during a Plan Year will be held in a separate suspense account until the last day of the Plan Year. Forfeited amounts will be applied to reduce Employer contributions or to pay Plan administrative expenses.


                                   ARTICLE VII
                                    BENEFITS

         Section 7.01. Termination Benefits. If a Participant Separates from Service for any reason other than death, his vested Accounts will be distributed as provided in this Section:

         (a) If the value of a Participant's vested Accounts does not exceed $5,000 (or $3,500, for distributions occurring in a Plan Year beginning before January 1, 1998), his Accounts will be distributed in a lump sum payment as soon as administratively feasible following his Separation from Service. If the present value of a Participant's vested benefit in an Account is zero, the Participant will be deemed to have received a distribution of that Account.

         (b) If the value of a Participant's vested Accounts exceeds $5,000 (or $3,500, for distributions occurring in a Plan Year beginning before January 1,
1998), the Participant may elect at any time after incurring a Separation from Service to receive the vested portion of his Accounts in a lump sum. If a Participant files a written election with the Plan Administrator pursuant to the preceding sentence, the Plan Administrator will cause his vested Accounts to be distributed to him as soon as administratively feasible after it receives his election.

         Section 7.02. Death Benefits. If a Participant dies before distribution of his Accounts has been made, his vested Accounts will be distributed to his Beneficiary in a lump sum as soon as administratively feasible after the Participant's death.

         Section 7.03. Form of Benefits. To the extent a Participant's Accounts are invested in the Company Stock Fund, distribution will be made in Company Stock, except that any fractional shares will be paid in cash, unless the Participant elects to receive distribution entirely in cash. Accounts not invested in the Company Stock Fund will be distributed in cash.

         Section 7.04. Beneficiaries. A Participant's Beneficiary will be determined pursuant to this Section.

         (a) A Participant's Spouse will be his Beneficiary, unless the Spouse has consented to the appointment of another Beneficiary in accordance with Subsection (c). Except as provided in the preceding sentence, "Beneficiary" means the person or persons, including a trustee, designated in writing by a Participant pursuant to practices of, or rules prescribed by, the Plan Administrator, as the recipient of a benefit payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Plan Administrator during the Participant's life and acknowledged by the Plan Administrator in writing.

         (b) If no person has been designated as the Beneficiary of a Participant, or if no person so designated survives the Participant, then the Beneficiary will be determined as follows:

                  (1) If the Participant is survived by a Spouse, the Spouse will be the Participant's Beneficiary.

                  (2) If the Participant is not survived by a Spouse, the Participant's estate will be the Participant's Beneficiary.

If any amount becomes payable under the Plan to a Beneficiary who survives the Participant but dies before receiving the benefit due him, and if the Participant has not named a contingent Beneficiary who survives the Participant, the Participant's remaining vested Accounts will be paid in a lump sum to the Beneficiary's estate as soon as administratively feasible following the Beneficiary's death.

         (c) A Participant's designation of someone other than his Spouse as his Beneficiary will not be given effect unless the Participant's Spouse consents to the designation in writing, the consent acknowledges the effect of the Participant's designation and the consent is witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the Plan Administrator's satisfaction that the written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the designation will be deemed to have the Spouse's consent. If a Participant is legally separated from or has been abandoned by his Spouse (within the meaning of local law) and the Participant has a court order to that effect, the Spouse's consent will not be required unless a Qualified Domestic Relations Order provides otherwise. Any spousal consent will be valid only with respect to the Spouse who signs the consent, or in the case of a deemed consent, the designated Spouse. If a Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Participant) may give consent. A Participant may revoke a prior designation of a non-Spouse Beneficiary without his Spouse's consent at any time before the distribution of his Accounts begins.

         Section 7.05. Permitted Withdrawals from Salary Redirection Account. Except to the extent a Participant's Salary Redirection Account is invested in the Company Stock Fund, a Participant may withdraw some or all of the balance of his Salary Redirection Account upon the showing, satisfactory to the Plan Administrator, that the requested withdrawal is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need; provided, however, that the amount withdrawn by the Participant will not exceed the amount of the Participant's Salary Redirection Contributions that have not been previously withdrawn. A withdrawal will be permitted only if it satisfies the requirements of the following Subsections:

         (a) The requested withdrawal must be on account of (1) expenses for medical care described in Code subsection 213(d) previously incurred by the Participant, the Participant's Spouse, or any of the Participant's dependents (as defined in Code section 152) or necessary for these persons to obtain the medical care; (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents; or (4) the need to prevent the Participant's eviction from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         (b) A distribution satisfies the requirements of this Paragraph (b) only if it is necessary to satisfy an immediate and heavy financial need (as defined under Paragraph (a) above). A distribution is necessary to satisfy an immediate and heavy financial need if the Plan Administrator determines, on the basis of all relevant facts and circumstances, that the need cannot be relieved:

                  (1) through reimbursement or compensation by insurance or otherwise;

                  (2) by reasonable liquidation of the Participant's assets (including those assets of the Participant's Spouse and minor children that are reasonably available to the Participant), to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                  (3) by cessation of the Participant's Salary Redirection Contributions under the Plan; or

                  (4) by other distributions or nontaxable loans from plans maintained by the Employer (to the extent the Plan Administrator determines that the Participant is able to repay those loans) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

To the extent permitted by the applicable regulations, the Plan Administrator, in determining whether the relevant facts and circumstances are present, will rely on the representations of the Participant made under the penalties for perjury.

In granting or refusing any request for withdrawal under this Section, the Plan Administrator will apply the standards set forth in this Section consistently, and the Plan Administrator's discretion will not be exercised so as to discriminate in favor of officers, shareholders, or Highly Compensated Participants.

         Section 7.06. Other Distribution Rules Imposed by Federal Law. This Section has been included in the Plan to comply with the limitations imposed by Code paragraphs 401(a)(9) and 401(a)(14), and it will not be construed as providing for a form of benefit not otherwise provided for under the Plan. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan will be made in accordance with regulations under Code paragraph 401(a)(9), including proposed federal income tax regulation 1.401(a)(9)-2, and will comply with the following rules:

         (a) Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the 60th day after the end of the Plan Year in which occurs the latest of (1) the Participant's 65th birthday, (2) the 10th anniversary of the Plan Year in which the Participant began participation in the Plan, or (3) termination of the Participant's employment with the Employer.

         (b) For purposes of this Section, "required beginning date" means, with respect to a Participant who is not a 5% owner as described in Code section 416 and who did not reach age 70-1/2 before January 1, 2000, April 1 of the calendar year following the later of (1) the calendar year in which the Participant reaches age 70-1/2, or (2) the calendar year in which the Participant retires. If a Participant reaches age 70 1/2 on or after January 1, 1997, but before January 1, 2000, the Plan will deem the Participant's "required beginning date" to be April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2 unless the Participant elects [with his spouse's consent in a Qualified Election] to defer commencement of Plan benefits until a date no later than April 1 of the calendar year following the calendar year in which the Participant retires. With respect to a Participant who is a 5% owner as described in Code section 416, or any Participant who reached age 70-1/2 before January 1, 1997, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2.

         (c) Notwithstanding any other provision of this Plan, the entire interest of each Participant will be distributed either (1) in a single, lump sum payment not later than the required beginning date, or (2) in a series of payments beginning not later than the required beginning date over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary). If a Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the expected return multiples contained in Tables V and VI of 26 C.F.R. ss. 1.72-9. For purposes of this computation, life expectancies will not be recalculated.

         (d) If (1) the distribution of a Participant's interest has begun in accordance with Subsection (c) and (2) the Participant dies before his entire interest has been distributed to him, the remaining portion of his interest will be distributed at least as rapidly as under the method of distribution being used under Subsection (c) as of the date of his death.

         (e) Except as provided in Subsection (f), if a Participant dies before the distribution of his interest has begun in accordance with Subsection (c), the entire interest of the Participant will be distributed within 5 years after his death.

         (f) For purposes of Subsection (e), any portion of a distribution that is payable to (or for the benefit of) a designated Beneficiary will be treated as completely distributed on the date the distributions begin if:

                  (1) that portion is to be distributed (in accordance with regulations prescribed by the Secretary) over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and

                  (2) those distributions begin by the latest of (i) one year after the date of the Participant's death, (ii) any later date that the Secretary may establish by regulations, or (iii) if the Beneficiary is the Participant's surviving Spouse, the date that the Participant would have reached age 70-1/2.

         (g) If the designated Beneficiary is the surviving Spouse of the Participant, and if the surviving Spouse dies before the distributions to the Spouse begin, Subsections (d), (e), and (f) will be applied as if the surviving Spouse were the Participant.

         (h) For purposes of Subsection (f), payments will be calculated by use of the expected return multiples specified in Tables V and VI of 26 C.F.R.ss. 1.72-9. Life expectancies of Beneficiaries will be calculated at the time payment first commences without further recalculation.

         (i) For purposes of Subsections (c), (d), (e), and (f), if any amount paid to a child of the Participant becomes payable to the surviving Spouse when the child reaches the age of majority, that amount will be treated as if it had been paid to the surviving Spouse.

         (j) The method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         Section 7.07. Effect of Government Regulation on Payment of Benefits. If any regulation of the federal government or a federal agency prohibits or prevents the payment or distribution of benefits in the manner provided in the Plan, the Plan Administrator will conform to the regulation without amendment of the Plan.

         Section 7.08.  Inalienability of Benefits.

         (a) Except as provided in this Section, no Plan benefit will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge a Plan benefit will be void.

         (b) The prohibition set out in the preceding sentence will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order, or to any offset of a Participant's Accounts against an amount that the Participant is ordered or required to pay to the Plan pursuant to Code subparagraph 401(a)(13)(C).

         (c) On or after August 5, 1997, the benefits of a Participant will be offset by any amount that the Participant is ordered to pay to the Plan if:

                  (1) the order or requirement to pay arises (A) under a judgment or conviction for a crime involving the Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in a connection with a violation (or alleged violation) of ERISA's fiduciary responsibility provisions, or (C) pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) or ERISA's fiduciary responsibility provisions.

                  (2) the judgment, order, decree, or settlement agreement expressly provides for the offset against the Participant's Plan benefit.

         Section 7.09. Payments for Benefit of Incompetents. If any benefit is payable to a minor or other person legally incompetent and the Plan Administrator is aware of that person's status, the Plan Administrator will direct that payments be made to the legal guardian of that person or to such other person or organization as a court of competent jurisdiction may direct.

         Section 7.10. Qualified Domestic Relations Orders. In the event that a Qualified Domestic Relations Order provides for the payment of all or a portion of a Participant's Accounts to an Alternate Payee, distribution to the Alternate Payee may be made at any time specified in the Qualified Domestic Relations Order, irrespective of whether the Participant has reached the "earliest retirement age," as defined in Code subsection 414(p). In the event that a Qualified Domestic Relations Order provides for the payment of all or a portion of a Participant's Accounts to an Alternate Payee before the earliest retirement age, distribution will be made pursuant to the order as soon as administratively feasible following the later of (a) the date provided in the order or (b) the first Valuation Date that coincides with or follows the Plan Administrator's determination that the order is a Qualified Domestic Relations Order.

         Section 7.11. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         Section 7.12. Waiver of Notice Period. Except as provided in the following sentence, if the value of a Participant's vested Accounts exceeds $5,000 (or $3,500, for distributions occurring before January 1, 1998), the Participant's election to receive a distribution will not be given effect unless the written election is made after the Participant has received the notice required under 26 C.F.R. ss. 1.411(a)-11(c) and within a reasonable time before the distribution begins as prescribed by those regulations. Notwithstanding the foregoing, the distribution may begin less than 30 days after the notice is given, provided that the following requirements are satisfied:

                   (a) The Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution (and, if applicable, a particular distribution option), and

                   (b) The Participant, after receiving the notice, affirmatively elects the distribution.

         Section 7.13. Voting Rights. To the extent that a Fund is invested in Company Stock, each Participant, as a named fiduciary, will have the right to direct the Trustee as to the manner of voting and the exercise of all other rights that a shareholder of record has with respect to the Participant's pro rata interest in such Fund. In the event that a Participant fails to direct the Trustee as to the manner of voting of his pro rata interest in such Fund, or as to the exercise of other rights in respect of his pro rata interest in such Fund, such shares will not be voted and no exercise of rights will be made.


                                  ARTICLE VIII
                                 ADMINISTRATION

         Section 8.01. Administrator. The Plan Administrator will be the administrator of the Plan. The Plan Administrator will be appointed by the Board of Directors and will be an Employee or officer of the Employer. In the event the Board of Directors does not appoint a Plan Administrator, the Company will be the Plan Administrator.

         Section 8.02. Removal and Replacement of Committee Members. The Plan Administrator will serve at the pleasure of the Board of Directors and may be removed by the Board of Directors with or without cause. Any vacancy will be filled by the Board of Directors.

         Section 8.03. Disqualification and Resignation. On the date when the Plan Administrator is not an Employee or an officer of the Employer, he will be disqualified from serving. The Plan Administrator may resign by delivering his written resignation to the Company. A resignation will become effective on the date specified in the instrument of resignation.

         Section 8.04. Notice to Trustee of Changes in Membership. The Trustee will not be charged with notice of any change of the Plan Administrator unless and until it has received a certified copy of the resolution or vote of the Board of Directors effecting the change.

         Section 8.05. Correction of Defects. The Plan Administrator may correct any defect or supply any omission or reconcile any error or inconsistency in its previous proceedings, decisions, orders, directions, or other actions in such manner and to such extent as it will deem advisable to carry out the purposes of the Plan.

         Section 8.06. Reliance Upon Legal Counsel. The Plan Administrator, and the Employer and its officers and directors, will be entitled to rely upon all opinions given by legal counsel selected by the Plan Administrator.

         Section 8.07. Expenses. In the performance of its duties, the Plan Administrator is authorized to incur reasonable expenses, including counsel fees, which will, to the extent permitted by ERISA, be chargeable against the funds of the Trust if the expenses are not paid by the Employer.
         Section 8.08. Powers and Duties of Plan Administrator. Subject to the specific limitations stated in this Plan, the Plan Administrator will have the following powers, duties, and responsibilities:

         (a)      To carry out the general administration of the Plan;

         (b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

         (c) To keep appropriate books and records, including minutes of the meetings of the Committee;

         (d) To determine, consistent with the provisions of this Plan, the manner in which the Trust Assets will be allocated and disbursed;

         (e) To give directions to the Trustee as to the amounts to be disbursed to Participants and others under the provisions of the Plan;

         (f) To establish written procedures for determining, and to determine in accordance with those procedures, whether a domestic relations order is a Qualified Domestic Relations Order.

         (g) To exercise all other powers and duties specifically conferred upon the Plan Administrator elsewhere in this Plan and the Trust Agreement;

         (h) To exercise all duties and responsibilities imposed by ERISA upon the Plan Administrator as administrator of the Plan;

         (i) To interpret, with discretionary authority, the provisions of the Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation including eligibility, rights, and status of Participants and others under the Plan; and

         (j) To employ agents to assist it in performing its administrative duties.

The Plan Administrator will at all times make similar decisions on similar questions involving similar circumstances. Subject to the provisions of ERISA and to the provisions of Article IX relating to claims, all decisions of the Plan Administrator made in good faith on all matters within the scope of its authority under the provisions of this instrument will be final and binding upon all persons.

         Section 8.09. Matters Specifically Excluded from Jurisdiction. Notwithstanding any other provision of this Plan, the Plan Administrator will have no power, duty, or authority with respect to determination of the amounts to be contributed by the Employer to the Trust.

         Section 8.10. Investment Manager. The Company may appoint an investment manager or managers to manage (including the power to acquire and dispose of any Trust Assets) those Trust Assets specified by the Company, subject to the conditions of this Section.

         (a) An appointed investment manager must (1) be registered as an investment advisor under the Investment Advisors Act of 1940; (2) be a bank as defined in that Act; or (3) be an insurance company qualified to perform investment management services in more than one state.

         (b) An appointed investment manager must, prior to acting with respect to the Trust Assets, acknowledge in writing that he accepts the duties given him under the Plan and that he is a fiduciary with respect to the Plan.

         (c) Upon the appointment of an investment manager, the Company will notify the Trustee of such appointment in writing and will deliver to the Trustee a copy of the instruments evidencing the appointment, copies of the written acknowledgment referred to in Subsection (b), and written directions concerning the proper segregation of the Trust Assets into separate investment accounts, as appropriate. The Company's written notification will constitute a warranty as to the investment manager's qualifications under section 3(38) of ERISA, and the Trustee will be fully protected in relying on the investment manager's continued qualification and authority until otherwise notified in writing by the Company. The Trustee will follow the directions of an appointed investment manager regarding investment and reinvestment of Trust Assets. The Trustee will be under no obligation to review or give advice with respect to the investment manager's directions.

         (d) The Trustee will not be liable for the acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any Trust Assets that are subject to management by the investment manager. The Trustee will have no liability arising out of following the directions of the investment manager.

         (e) The Company may remove an investment manager upon written notice to the Trustee, in which case the Trustee will, until notified of the appointment of a successor investment manager, accept and manage the Trust Assets previously managed by the investment manager.


                                   ARTICLE IX
                                CLAIMS PROCEDURES

         Section 9.01. Presentation of Claims. Any person believing himself to be entitled to a benefit under the Plan may file an application or claim for the benefit with the Plan Administrator. The Plan Administrator may adopt and supply forms for benefit applications, but no claim will be adversely affected because the claimant has not used the form adopted by the Plan Administrator. A claim for a benefit will be deemed to have been made upon receipt by any member of the Plan Administrator of a written request for the benefit, signed by the claimant or his representative.

         Section 9.02. Denial of Claim. Failure of a majority of the members of the Plan Administrator to agree as to the allowance of a claim or any part of it within 90 days after receipt of the claim by the Plan Administrator will be considered to be a denial of the claim or the part of it as to which an agreement has not been reached. If a claim is denied in whole or in part, the Plan Administrator, within 90 days after receipt of the claim, will give the claimant written notice of the denial. If special circumstances require extension of the 90-day response period, the Plan Administrator may extend the period for up to 90 additional days by notifying the claimant, within the original 90-day period, of the extension, the reason for it, and when a decision can be expected. The notice of a claim denial will state, in a manner calculated to be understood by the claimant, the following:

         (a)      The specific reason or reasons for the denial;

         (b) Specific reference to the Plan provision or provisions on which the denial is based;

         (c) A description of any additional material or information that the claimant may need to perfect the claim, with an explanation of why the material or information is necessary; and

         (d) An explanation of the appeal right and procedure described in the next Section.

         Section 9.03. Claimant's Right to Appeal Denial of Claim. A claimant whose claim is denied, in whole or in part, will have the right of an appeal to the Plan Administrator for review of the denial. The following provisions will apply to such right of appeal:

         (a) The request for review must be filed with the Plan Administrator within 90 days after written notice of denial of the claim.

         (b) The request will be in writing signed by the claimant or his authorized representative.

         (c) The claimant will have the right, upon request, to review records and documents in the possession of the Plan Administrator relating to the claim.

         (d) The claimant may submit issues, arguments, and other comments in writing to the Plan Administrator, with any documentary evidence in support of his claim.

         (e) The decision by the Plan Administrator will be given to the claimant in writing within 60 days after receipt by the Plan Administrator of the claimant's request for review. If special circumstances require extension of the 60-day period, the Plan Administrator may extend the 60-day period for up to 60 additional days by notifying the claimant, within the original 60-day period, of the extension, the reason for it, and when a decision can be expected. If the decision denies the claim, in whole or in part, the decision will state the specific reasons for the denial, including specific references to the Plan provision or provisions on which the denial is based, all stated in language calculated to be understood by the claimant.


                                    ARTICLE X
              LIMITATIONS ON RIGHTS OF EMPLOYEES AND OTHER PERSONS

         Section 10.01. In General. The Plan is strictly a voluntary obligation on the part of the Employer and will not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, an inducement to, or a condition of the employment of any Employee. Neither the Employer, the Plan Administrator, nor the Trustee in any way guarantees against loss or depreciation of any Trust Assets or guarantees the payment of any benefit or amount that may become due under the Plan to any Participant, his Beneficiaries, or to any creditor of the Trust. Except as may be otherwise provided by ERISA, neither the Employer nor the Plan Administrator will be liable to any person for any act or omission of the Trustee, nor will the Trustee be liable to any person for any act or omission of the Employer or the Plan Administrator.

         Section 10.02. No Increase or Impairment of Other Rights. Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the Employer's service or will interfere with the Employer's right to discharge or otherwise terminate any Employee's employment.

         Section 10.03. Trust Sole Source of Benefits. Except as may be otherwise provided by ERISA, no person will be entitled to any right or claim to benefits except to the extent that the right is specifically fixed under the terms of the Plan and there are Trust Assets available for payment of the benefits.

         Section 10.04. Other Limitations of Liability. Except as may be otherwise provided by ERISA, neither the Employer, the Plan Administrator, nor the Trustee will be under any liability or responsibility for the validity or effectiveness of the Plan or the Trust Agreement, or for any failure of this Plan or the Trust to qualify at any time or for any period as a tax-exempt plan or trust under the provisions of the Code or any applicable law or for any tax or increase in tax on a Participant or Beneficiary because of any benefits.


                                   ARTICLE XI
        PROVISIONS DESIGNED TO COMPLY WITH LIMITATIONS ON CONTRIBUTIONS
                              AND OTHER ADDITIONS

         Section 11.01. Purpose and Construction of This Article. This Article is included in the Plan to comply with limitations imposed by Code section 415, and all provisions of this Article will be construed and applied accordingly.

         Section 11.02. General Statement of Limitation. Notwithstanding any other provision of the Plan, a Participant's Annual Addition will not exceed the lesser of (a) $30,000, as adjusted to reflect increases in the limitation pursuant to Code subsection 415(d), or (b) 25% of the Participant's Compensation for that Plan Year.

         Section 11.03. Special Limitation Pursuant to Code Subsection 415(e). This Section applies only to Plan Years beginning before January 1, 2000. Notwithstanding any other provision of the Plan, for any individual who is a Participant in this Plan and has been a participant in a defined benefit plan of the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year will not exceed one. The defined benefit plan fraction for any year is a fraction with a numerator that is the projected annual benefit of the individual under all defined benefit plans of the Employer and with a denominator that is the lesser of (a) the product of
1.25 multiplied by the dollar limitation in effect under Code subparagraph 415(b)(1)(A) for that year or (b) the product of 1.4 multiplied by the amount of the limitation in effect under Code subparagraph 415(b)(1)(B) with respect to that individual for that year. The defined contribution plan fraction for any year is a fraction with a numerator that is the sum of the Annual Additions for all years to the individual's accounts in all defined contribution plans of the Employer and with a denominator that is the sum of the lesser of the following amounts determined for that year and for each prior year of service with the
Employer: (a) the product of 1.25 multiplied by the dollar limitation in effect under Code subparagraph 415(c)(1)(A) for that year (determined without regard to Code paragraph 415(c)(6)), or (b) the product of 1.4 multiplied by the amount of the limitation in effect under Code subparagraph 415(c)(1)(B) with respect to the individual for that year. Notwithstanding the foregoing provisions, for any Plan Year for which the Plan is a Top-Heavy Plan, 1.0 will be substituted for
1.25. Also, with respect to an individual who was a Participant as of the end of the first day of the first Plan Year beginning on or after January 1, 1987, the numerator of the defined contribution fraction will be adjusted if the sum of the fraction and the defined benefit fraction would otherwise exceed 1.0. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of the defined contribution fraction, will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment is calculated using the fractions as they would be computed as of the Plan Year beginning on or immediately after January 1, 1986, and disregarding any changes in the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the Plan beginning on or immediately after January 1, 1987. To the extent that the limitations of this
Section 11.03 are exceeded, the appropriate adjustments will be made under this Plan first.

         Section 11.04. Adjustments to Allocation of Contributions. If a Participant's Annual Addition would exceed the limitations of this Article for a Plan Year as a result of the allocation of forfeitures or a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(5)) that may be made with respect to any individual under the limits of Code section 415, or under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, then the Participant's Annual Addition will be adjusted to the extent necessary to comply with the applicable limitation. Any adjustment to components of the Annual Addition pursuant to the preceding sentence will be made in the following order: forfeitures, Salary Redirection Contributions (together with any associated Matching Contributions), Matching Contributions and Profit Sharing Contributions. Any excess Salary Redirection Contribution adjusted pursuant to this Section, and the earnings attributable to them, will be returned to the affected Participant not later than the last day of the Plan Year following the Plan Year for which the limitations were exceeded. Any excess Matching Contribution, Profit Sharing Contribution, or forfeitures adjusted pursuant to this Section will be applied first to reduce the Matching Contribution for the Plan Year and, then, to the extent they exceed the Matching Contribution for the Plan Year, they will be allocated as of the last day of the Plan Year among the Profit Sharing Accounts of Benefit Participants as provided in Section 4.07 for the allocation of Profit Sharing Contributions. If the reallocation required by the preceding sentence would cause the amounts allocated to the Accounts of all Participants to exceed the limitation set out in Section 11.02 for a Plan Year, then the excess amounts will be held unallocated in a suspense account in the Trust and allocated in succeeding Plan Years, in order of time, to the maximum extent permitted by Section 11.02, until the account is exhausted. If a suspense account is in existence at any time during a Plan Year, other than the Plan Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of this Article) before any contributions that would constitute Annual Additions may be made for the Plan Year.


                                   ARTICLE XII
                        AMENDMENT AND TERMINATION OF PLAN

         Section 12.01. Amendments in General. The Company reserves the right to modify or amend the Plan in whole or in part at any time or from time to time by action of its Board of Directors. The Company may not, however, make any modification or amendment that materially affects the rights, duties, or responsibilities of the Trustee, unless the Trustee consents in writing to the modification or amendment. Moreover, except as otherwise permitted by the Code and ERISA, the Company may not make a modification or amendment that:

         (a)      will reduce the Accounts of any Participant;

         (b) will eliminate an optional form of distribution with respect to benefits accrued before the amendment;

         (c) will make it possible for any part of the principal or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Beneficiaries, and other persons entitled to benefits under the Plan; or

         (d) will permit any part of the principal or income of the Trust to revert to the Employer.

         Section 12.02. Amendments Necessary to Bring Plan into Compliance with the Code and ERISA. Notwithstanding any other provision of the Plan, any modification or amendment of the Plan may be made, retroactively if necessary, that may be required (a) to cause the Trust to constitute a qualified trust under the provisions of Code section 401, (b) to cause the Plan to contain a qualified cash or deferred arrangement under Code subsection 401(k), or (c) to comply in every respect with ERISA.

         Section 12.03. Amendments to Vesting Provisions. No amendment to the vesting provisions of the Plan will deprive a Participant of his nonforfeitable rights to benefits accrued before the date of the amendment. Further, if the Plan's vesting provisions are amended, each Participant with at least 3 Years of Vesting Service may elect, within the period specified in the following sentence, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made will begin with the date the amendment is adopted and will end 60 days after the latest of the following events occurs: (1) the amendment is adopted, (2) the amendment becomes effective, or (3) the Participant is issued written notice of the amendment by the Employer.

         Section 12.04. Termination of Plan. The Plan is intended to be permanent, and the Trust created in support of the Plan is intended to be irrevocable, except in the manner and to the extent otherwise provided in this instrument or in the Trust Agreement. The Employer hopes to maintain the Plan indefinitely and to continue contributions to the Trust under the Plan, but the Employer has no obligation or liability whatsoever to maintain the Plan or to continue contributions to the Trust for any given length of time. The Plan and Trust will terminate upon the occurrence of any of the following circumstances:

         (a) termination of the business of the Employer without provision for continuing the Plan, except that provision may be made by which the Plan will be continued by the successor to the Employer or any transferee of all or substantially all of its assets and business, and, in the event that an election is made to continue the Plan, the successor or purchaser will automatically become substituted for the Employer;

         (b) legal adjudication of the Employer as a bankrupt; a general assignment by the Employer to or for the benefit of its creditors; or the voluntary or involuntary dissolution of the Employer; or

         (c) termination of the Plan by the Employer upon notice delivered to the Trustee as provided in the following Section.

         Section 12.05. Effect of Termination on Trust. Upon termination of the Plan, no further contributions to the Trust will be made, except that the Employer will thereupon promptly pay to the Trust the unpaid balance, if any, of any contribution required of the Employer with respect to the last completed Plan Year preceding the date of termination. If the Plan is terminated by fewer than all Employers, it will continue in effect for Participants employed by the remaining Employers.

         Section 12.06. Payment of Benefits Upon Termination. Upon termination of the Plan, the Trust will continue in existence for the purpose of administering the Trust Assets and the payment in full of all benefits pursuant to the provisions of Article VII. A Participant's Salary Redirection Account will not be distributed earlier than upon one of the following events:

         (a) The Participant's retirement, death, disability, attainment of age 59-1/2, or Separation from Service.

         (b) The termination of the Plan without establishment of a successor plan.

         (c) The date of the sale or other disposition by the Employer to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets (within the meaning of Code paragraph 409(d)(2)) used by the Employer in its trade or business. The preceding sentence will apply only with respect to a Participant who continues employment with the corporation acquiring the Employer's assets.

         Section 12.07. Post-Termination Powers of Trustees, Plan Administrator, Company, and Employer. Notwithstanding the termination of the Plan and the Trust, the Trustee, the Plan Administrator, the Company, and the Employer will have and retain thereafter all requisite power and authority to take every step and to do all acts and things necessary, requisite, or appropriate to complete distribution of the Trust Assets as provided in this Plan, including, but not limited to, the power of the Trustee to sell or transfer the Trust Assets in the process of liquidation.


                                  ARTICLE XIII
                      PROVISIONS RELATING TO TOP-HEAVY PLAN

         Section 13.01. Construction of this Article. This Article will be construed in accordance with Code section 416 and the regulations thereunder.

         Section 13.02. Top-Heavy Determination. For each Plan Year, the Plan Administrator will determine whether the Plan is a Top-Heavy Plan.

         (a) The Plan will be determined to be a Top-Heavy Plan if it satisfies either Paragraph (1) or Paragraph (2).

                  (1) Except as provided in Paragraph (3), the Plan will be a Top-Heavy Plan for a Plan Year if, as of the Determination Date, the aggregate of the Accounts of Key Employees exceeds 60% of the aggregate of all the Accounts of all Employees.

                  (2) Except as provided in Paragraph (3), the Plan will be a Top-Heavy Plan for a Plan Year if it is included in a Required Aggregation Group that is a Top-Heavy Group for the Plan Year.

                  (3) The Plan will not be a Top-Heavy Plan for a Plan Year if it is included in an Aggregation Group (whether a Required Aggregation Group or a Permissive Aggregation Group) that is not a Top-Heavy Group for the Plan Year.

         (b) An Aggregation Group will be a Top-Heavy Group for the Plan Year if (as of the respective Determination Dates that occur in the same calendar year for each of the plans in the Aggregation Group) the sum of:

                  (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit Retirement Plans included in the Aggregation Group, and

                  (2) the aggregate balances of the accounts of Key Employees under all defined contribution Retirement Plans included in the Aggregation Group,

exceeds 60% of a similar sum determined for all Employees.

         (c) In making the determinations required by this Section, the rules of Section 13.03 will apply.

         Section 13.03. Special Rules Relating to Determination of Top-Heavy Status. In making the determinations required by this Article, the following rules will apply:

         (a) In determining the present value of an Employee's accrued benefits under any defined benefit Retirement Plan, the mortality table and interest rate set out in that Retirement Plan will be used.

         (b) For purposes of determining the present value of an Employee's accrued benefit and accounts under this Article, distributions made with respect to the Employee during the 5-year period ending on the Determination Date will be taken into account. The preceding sentence will also apply to distributions under a terminated Retirement Plan that would have been required to be included in the Aggregation Group if the Retirement Plan had not been terminated.

         (c) All Retirement Plans included in the Required Aggregation Group must be aggregated to determine whether they constitute a Top-Heavy Group.

         (d) If an individual is a Non-Key Employee with respect to any Retirement Plan for a Plan Year, but the individual was a Key Employee with respect to the Retirement Plan for any prior Plan Year, no accrued benefit or account of the Employee will be taken into account in determining top-heavy status.

         (e) If an individual has not performed any service for the Employer at any time during the 5-year period ending on the Determination Date, the accrued benefits and accounts of that individual will not be taken into account.

         (f) For purposes of determining the present value of the accrued benefit of an Employee other than a Key Employee, the accrued benefit will be determined (1) under the method used for accrual purposes for all Retirement Plans of the Employer, or (2) if there is no method described in Clause (1), as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code subparagraph 411(b)(1)(C).


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         Section 14.01. Merger, Consolidation, or Transfer of Assets or Liabilities. The Plan will not merge with, consolidate with, or transfer any of its assets or liabilities to any other plan unless each Participant in the Plan would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

         Section 14.02. No Duplication of Benefits. Nothing in this Plan will be construed to permit any duplication of the benefits of a former Participant upon his re-entry into the Plan as a Participant after retirement or Separation from Service. Any such duplication of benefits is specifically prohibited.

         Section 14.03. Named Fiduciaries. The Company, the Plan Administrator and the Trustee are hereby designated as named fiduciaries with respect to the Plan. Each named fiduciary will have only such authority as to the control and management of the operation and administration of the Plan as is specifically given to it by the provisions of the Plan. No named fiduciary will be subject to the direction or control of another named fiduciary except to the extent, and in the manner, specifically provided in the Plan or in the Trust Agreement. Each named fiduciary will discharge its duties with respect to the Plan in accordance with the applicable provisions of ERISA.

         Section 14.04. Bonding. Each fiduciary of the Plan and Trust and each person who handles funds of the Plan and Trust will be bonded, except a corporate Trustee who is exempt from the ERISA bonding requirements.

         Section 14.05. Military Service. Notwithstanding any other provision in the Plan to the contrary, the Plan will be administered and construed in a manner that complies with the applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (43 U.S.C. 4301 et seq.), as amended from time to time.

         Section 14.06. Prohibition Against Receipt of Transfers From Certain Qualified Plans. No transfer of funds with respect to a Participant will be accepted by the Plan if the transfer would cause the Plan to be a direct or indirect transferee (within the meaning of Code clause 401(a)(11)(B)(III)) of a Plan to which Code paragraph 401(a)(11) applies. This Section will not be construed to authorize the acceptance by the Plan of a transfer not otherwise authorized under the terms of the Plan.


                                            BRIGHTPOINT, INC.


                                            By /s/ STEVEN E. FIVEL
                                              ----------------------------
                                                       (Signature)
                                               STEVEN E. FIVEL
                                              ----------------------------
                                                        (Printed)
                                               EXECUTIVE VICE PRESIDENT
                                              ----------------------------
                                               AND GENERAL COUNSEL
                                              ----------------------------
                                                         (Office)

ATTEST:

 /s/ PHILLIP A. BOUNSALL
----------------------------
         (Signature)
     PHILLIP A. BOUNSALL
-----------------------------
         (Printed)
EXECUTIVE VICE PRESIDENT,
----------------------------
CHIEF FINANCIAL OFFICER
----------------------------
         (Office)

                              ADDENDUM TO ARTICLE V

         Pursuant to Section 5.02 of the Plan, the assets of the Plan will be invested in one or more of the following common Funds:

         Company Stock Fund. The assets of the Company Stock Fund will be invested primarily in the common stock of the Company.

         The Cash Management Trust of America. Invests in short term money market funds including (but not limited to) commercial paper, commercial bank and savings obligations, corporate bonds and notes, and U.S. government securities.

         The Bond Fund of America. Invests the majority of its assets (at least 60%) in securities initial rated A or better by Moody's or Standard and Poor's while investing in lower rated, higher risk securities and non-U.S. bonds when appropriate.

         American High-Income Trust. Focuses on the high-yield, high-risk segment of the bond market with a highly diversified portfolio of corporate bonds rated Ba and BBB or lower by Moody's or Standard and Poor's.

         Washington Mutual Investor's Fund. Purchases only those securities which meet specified guidelines for return of capital, financial strength, and dividend payment. Does not invest in tobacco or alcohol companies.

         The New Economy Fund. Invests in a range of companies in the services and information area of the U.S. and other economies. Has the flexibility to invest up to 40% of its assets in companies based outside the U.S. which may involve special risks such as currency fluctuations, political instability, differing securities regulations, and periods of illiquidity. These risks, inherent in investment outside the U.S. may be reduced through global diversification.

         SMALLCAP World Fund. Emphasizes the smallest 20% of U.S. companies and companies of similar size around the world. Invests in companies both in high growth industries as well as exceptional stocks in mature industries. Smaller capitalization stocks may be subject to greater price fluctuations and stocks outside the U.S. involve special risks. (see above)

         The Growth Fund of America. Invests in more than 130 companies from fields as diverse as health care, financial services, retailing, and manufacturing. Has the flexibility to invest; wherever the best growth opportunities are, including cyclical companies, depressed industries, turnarounds, value situations, and growth stocks.

         EuroPacific Growth Fund. Invests in the stocks of non-U.S. companies of all sizes. May invest in major world markets as well as in smaller, developing countries. Investments outside the U.S. involve special risks. (see above)

While pending investment in designated instruments, amounts in any Fund may be invested by the Trustee in secure, short-term investments. Where necessary to meet current cash requirements of the Plan and Trust, the Trustee may retain a portion of any Fund's assets in cash.

         Pursuant to Section 5.07 of the Plan, the Cash Management Trust of America Fund is designated as the Fund in which a Participant's Salary Redirection Account and Rollover Account will be invested in the absence of the Participant's direction.